INDEPENDENT CONTRACTOR/REFERRAL AGREEMENT
                    -----------------------------------------
             3Dshopping.com Extreme Sports Division - (Alex Gayner)
             --------------------------------------

Independent Contractor/Referral Agreement ("Agreement") dated as of July 14, 2000, between 3Dshopping.com, a California corporation ("3D"), and Alex Gayner, an individual who resides in the State of California ("Gayner), in connection with Gayner's assistance and participation in the development, promotion and marketing (the "Services") of 3DXSports, a new division of 3D (the "Division"). 3D and Gayner are hereinafter referred to collectively as the "Parties".

3D, a developer and distributor of 3-D Internet e-commerce display technology ("3D's Business"), is the owner of certain proprietary software, virtual rotations, panoramas, certain detail enhancers and interactive technology (collectively, "Proprietary Technology") that is utilized and displayed on its Web sites on the World Wide Web ("WWW") portion of the Internet; and Gayner is a feature film director and referrer of business to 3D.

NOW, THEREFORE, in consideration of the promises and covenants recited below, it is hereby agreed by and between 3D and Gayner as follows:

1. DEFINITIONS:
   -----------

    (a) " Marketing/Promotion Gross Sales" means the revenues billed and actually collected from third parties such as, sponsors, advertisers, participants and the like (other than in connection with retail sales or as otherwise covered by Paragraphs 1.(b) - (d) below), by 3D for the Division, net of all applicable discounts, returns and credits in the ordinary course of business, collection costs, and sales, use or other similar taxes.

    (b) "3DXSports Gross Sales" means the revenues billed and actually collected from sales generated by 3DXSports", net of all applicable discounts, returns and credits in the ordinary course of business, collection costs, and sales, use or other similar taxes.

    (c) "Truth Soul Armor Gross Sales" means the revenues billed and actually collected from sales generated by the Truth Soul Parties' (as defined below) web site, net of all applicable discounts, returns and credits in the ordinary course of business, collection costs, and sales, use or other similar taxes.

    (d) "Christian Youth Database Gross Sales" means the revenues billed and actually collected from sales generated by the Parties web site, net of all applicable discounts, returns and credits in the ordinary course of business, collection costs, and sales, use or other similar taxes.

    (e) "3D Works" means any 3D Proprietary Works or other materials or information or portions thereof provided by 3D to Gayner in furtherance of the development of Division or any trademark or trade name of 3D or any related entity.

    (f) 3D Proprietary Works" means any 3D Works, including but not limited to the Proprietary Technology, any design for the Division, trademarks and trade names.

    (g) "Term" means the term of the Agreement which shall begin on the date hereof and continue on an as long as the Division derives revenue from Gayner Referrals.

    (h)  "Territory" shall mean the world.

    (i) "Gayner Referrals" means the potential or actual revenue-producing persons or entities referred to 3D by Gayner hereunder.

2.  INDEPENDENT  CONTRACTOR/NO  PARTNERSHIP OR AGENCY:  Gayner is an independent
    --------------------------------------------------
contractor and not 3D's employee or agent. Gayner will not have (nor will he hold himself out as having) any authority to: make any agreements or representations on 3D's behalf, or to hold himself out to be 3D's employee, agent, or servant. Gayner is not entitled to any compensation for his Services except as provided herein. Gayner, and not 3D, will be responsible for, among other things, payment of his workers' compensation, disability benefits, and unemployment insurance, and for withholding income taxes and social security. Gayner will not be entitled to receive any benefits provided by 3D. Nothing contained herein will be construed to constitute the parties as partners or joint venturers or constitute either party as agent of the other, nor will any similar relationship be deemed to exist between them.

3.  RESPONSIBILITIES:  Gayner  shall use his best efforts to develop a marketing
    -----------------
alliance between Truth Soul Armor, LLC ("Soul Armor"), a Michigan limited liability company, Truth Builders, LLC ("Truth"), a Michigan limited liability company (collectively referred to as the "Truth Soul Parties"), and the Division for marketing and promoting the feature film "Extreme Days" on the Division's web site. Specifically, Gayner shall: (i) provide 3D access to exploit and participate in any and all of the Truth Parties actual and potential Film marketing initiatives and strategies in order to translate or modify them for exploitation on the WWW; (ii) provide 3D with unlimited access to the Truth Parties Christian youth database; and (iii) provide 3D with behind-the-scenes footage ("BTS Footage") together with all exploitation rights thereto, as follows: three 20-30 second BTS Footage promotional clips for each of the five extreme sports categories (for a total of 15 clips). A copy of the signed Deal Memo dated as of May 16, 2000, between 3D and the Truth Soul Parties is attached hereto as Exhibit "B".

4. 3D TRADEMARKS/SERVICE  MARKS: This Agreement is specifically conditioned upon
   -----------------------------
Gayner's full observance and performance of 3D's instructions regarding 3D's trademark/service mark protection.

5.  CONFIDENTIALITY:   Gayner will sign  a   Non-Disclosure  Agreement  in  3D's
    ---------------
usual form  attached  hereto as Exhibit "A".

6.  CASH COMPENSATION/EXPENSE REIMBURSEMENT:
    ---------------------------------------
      (a) Advance on Commissions: Gayner shall immediately receive an advance against future Commission of $30,000 ("Advance"). To the extent any portion of the Advance exceeds Gayner's Commissions earned in any given period, such excess amounts shall be perpetually credited against all Gayner's future Commissions until such Commissions earned are sufficient to cover the Advance.

      (b) Commission:
          ----------

         a.   Rate:  During  the  Term of this  Agreement,  in  connection  with
              revenues  to  the   Division  of  3D   directly   resulting  from
              Gayner's business efforts, 3D shall pay Gayner the following sales commissions ("Commissions"):

               1. 5% of Marketing/Promotion Gross Sales as defined in Paragraph 1. (a);
               2.   2% of 3DXSports Gross Sales as defined in Paragraph 1. (b);
               3.   2% of Christian Youth Gross Sales as defined in Paragraph 1.
                    (c); and
               4.   1% of Truth Soul Armor Gross  Sales as defined in  Paragraph
                    1. (d).

              The applicable sales revenues shall be credited to Gayner's account for Commission purposes in the same manner in which such sales are accounted for by 3D (i.e., Gayner shall be entitled to the Commission rate corresponding to the particular account which is credited by 3D as having earned the relevant revenues).

         b. Statements: 3D will compute Gayner's Commission, if any, at least four (4) times per year, at the end of each calendar quarter (at 3D's election, it may opt to provide Commission Statement(s) to Gayner on a monthly basis). Within thirty (30) days after the last day of a calendar quarter (or month, as applicable), 3D will provide Gayner with a statement ("Commission Statement") indicating the Commissions due Gayner, if any, less: (i) any amounts 3D sets off based upon the Advance amounts paid by 3D to Gayner hereunder; and (ii) any amounts 3D sets off based upon an obligation or liability of Gayner to 3D arising under this Agreement or any other agreement between the Parties. 3D shall be relieved of its obligations under this Paragraph if Gayner is in material breach of any of its obligations under this Agreement.

         c. During the term of the Agreement, after reasonable prior notice to 3D and not more often than once annually, Gayner shall have the right, through his representatives and accountants, at his own cost, during normal business hours of 3D, to audit the books and accounts of the Division as those books and accounts relate to sales generated by Gayner hereunder.

7.  WARRANTIES AND REPRESENTATIONS:
    ------------------------------
    (a) Gayner: Gayner warrants and represents to 3D that: (i) he has the right, power and authority to enter into this Agreement, and to fully perform all of its obligations hereunder, including, without limitation, the Services; (ii) he has not entered into any separate agreement or arrangement with any third party that is inconsistent with any of the rights herein granted to 3D; and (iii) he will not, during the Term of this Agreement or at any time thereafter, attack, dispute, or contest, directly or indirectly, 3D's exclusive right and title to the 3D Proprietary Works or the 3D Works or the validity of 3D's trademarks, service marks or patents, nor will Gayner assist or aid others to do so.

    (b) 3D: 3D warrants and represents to Gayner that 3D has the right and authority to enter into and perform -- its obligations under this Agreement.

8.  INDEMNIFICATION:
    ---------------
    (a) By 3D: 3D shall indemnify, defend and hold Gayner harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorneys' fees, directly or indirectly resulting from any claimed breach of warranty, 3D Works malfunction or defect, or infringement or violation of any patent or other intellectual property right with respect to the 3D Works, so long as the 3D Works are used in accordance with the documentation and specifications provided by 3D, and Gayner has adhered to its obligations under this Agreement.


    (b) By Gayner: Gayner shall indemnify, defend and hold harmless 3D and its owners, proprietors, officers, shareholders, directors, agents, employees, affiliates and subsidiaries, and successors in interest thereto, from and against any action, claim, demand or liability, including reasonable attorney's fees and costs, arising from or relating to: (i) Gayner's breach of this Agreement; (ii) the negligence or willful misconduct of Gayner; and (iii) any claimed breach of warranty hereunder.

    (c) Conditions: Notwithstanding the foregoing, the indemnifying party is under no obligation to indemnify ---------- and hold the other party harmless unless: (i) the indemnifying party shall have been promptly notified of the suit or claim by the indemnified party and furnished by the indemnified party with a copy of each communication, notice or other action relating to said claim; (ii) the indemnifying party shall have the right to assume sole authority to conduct the trial or settlement of such claim or any negotiations related thereto at the party's own expense; and (iii) the indemnified party shall provide reasonable information and assistance requested by the indemnifying party in connection with such claim or suit.

9.  FORCE  MAJEURE:  Neither  party  will be liable  for any delay or failure to
    ---------------
perform under this Agreement if and to the extent such failure is reasonably beyond the control and without the fault or negligence of the party claiming excusable delay. The party claiming excusable delay must promptly notify the other party of such delay. If the delay continues for more than thirty (30) days and involves a material obligation, the party not claiming excusable delay may terminate this Agreement by giving fourteen (14) calendar days written notice to the other party; provided that the Agreement will not terminate if the party claiming excusable delay substantially performs the obligation which has been delayed within fourteen (14) days after receipt of notice of such termination.

10.  NOTICES/PAYMENTS:  All  notices  will be in writing  and will be  delivered
     ----------------
personally or sent by confirmed facsimile transmission, overnight letter or United States certified mail, proper postage prepaid. Notices and payments hereunder shall be directed as follows:

        To 3D:                                            To Gayner:
        -----                                             ---------
        3Dshopping.com                                    Alex Gayner
        308 Washington Boulevard                          15200 Encanto
        Marina del Rey, CA 90292                          Sherman Oaks, CA 91403
        Attn: Legal Department (Notices)                  SS# ###-##-####
        Finance Department (Payments)
        Fax:  (310) 301-6730                              Fax:  (818) 7882467

11.  CHOICE  OF LAW:  This  Agreement  has  been  entered  into in the  State of
     ---------------
California and will be governed by those laws thereof without regard to conflict of laws principles. Any disputes which arise under this Agreement, even after the termination of this Agreement, that cannot be resolved through good faith discussions, will be heard only in the State or Federal courts located in the City of Los Angeles, State of California, and Gayner expressly agrees to submit itself to the jurisdiction of the foregoing courts.

12.  WAIVER:  A failure of either  party to  exercise  any right  provided  for
     ------
herein  shall not be deemed to be awaiver of any right hereunder.

13. SEVERABILITY:  Whenever possible,  each provision of this Agreement shall be
    -------------
interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Any unenforceable provision will be replaced by a mutually acceptable provision which comes closest to the intention of the Parties at the time the original provision was agreed upon.

14.  ACTIONS/RECOVERY  OF COSTS:  In the  event of the  bringing  of any  action
     ---------------------------
arising out of or relating to this Agreement, then the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, in addition to its reasonable attorneys' fees, at all trial and appellate levels.

15.  SURVIVAL:  The following  Paragraphs  shall  survive  termination  of  this
     --------
Agreement:  3., 5., 8., 9, and 11-17.

16.  CESSATION OF USE: Upon the  termination or expiration of this Agreement for
     -----------------
any reason, Gayner will immediately discontinue the use of the 3D Works and will not again use them in any manner whatsoever or hold out to others that it has the rights therein granted hereunder. Gayner acknowledges that its failure to act or refrain from acting in accordance with this paragraph will result in immediate irreparable damage to 3D and to the rights of any subsequent licensee, that there is no adequate remedy at law for such failure and that 3D or any subsequent licensee will be entitled to equitable relief by way of injunction, in addition to such further relief a court may deem just and proper.


17.  ASSIGNMENT:  This  Agreement is personal to Gayner and is not assignable by
     -----------
Gayner without the express written consent of 3D. Any attempted unauthorized assignment by Gayner will be null and void and 3D will have the right to immediately terminate this Agreement in addition to all other rights and remedies it may obtain due to Gayner's breach. 3D may assign this entire Agreement to a subsidiary or affiliate of 3D, provided 3D shall continue to remain primarily responsible for its obligations under this Agreement. This Agreement will inure to the benefit of and be binding upon the parties, their successors and assigns.

18.  ENTIRE  AGREEMENT:  This  Agreement,  together  with  Exhibits  "A" and "B"
     -----------------
attached hereto and by this reference made a part hereof, sets forth the entire agreement between the Parties in connection with the subject matter hereof and incorporates, replaces, and supersedes all prior oral or written agreements, promises, proposals, representations, understandings and negotiations between the Parties. No modification, amendment, supplement to or waiver of any provision of this Agreement shall be binding upon the Parties hereto unless made in writing and duly signed by both Parties.


ACCEPTED AND AGREED:


3DSHOPPING.COM    ("3D")                    ALEX GAYNER  ("GAYNER")


By ____________________________             By_________________________
Terry L. Gourley  Alex Gayner

Title: Chief Executive Officer